SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 27, 2002

Date of Report (Date of Earliest Event Reported)

SEQUOIA RESIDENTIAL FUNDING, INC.

(as Depositor with respect to the issuance of Sequoia Mortgage
Trust 9, Mortgage Pass-Through Certificates)

SEQUOIA RESIDENTIAL FUNDING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-90772	35-2170972

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

591 Redwood Highway, Suite 3160
Mill Valley, CA 94941

(Address of Principal Executive Offices)

(415) 389-7373

(Registrant’s Telephone Number,
Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
Item 7(c). Exhibits
SIGNATURE
EXHIBIT INDEX
Exhibit 99.1
Exhibit 99.2

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

     On August 1, 2002, Sequoia Residential Funding, Inc. (the “Depositor”), Wells Fargo Bank Minnesota, National Association (the “Master Servicer” and “Securities Administrator), and HSBC Bank USA (the “Trustee”) entered into a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), pursuant to which the Sequoia Mortgage Trust 9 Mortgage Pass-Through Certificates in the approximate aggregate principal amount of $566,254,100 were issued. In connection with the offering of Mortgage Pass-Through Certificates, Redwood Trust, Inc. (“Redwood”) and RWT Holdings, Inc. (the “RWT”) entered into a Mortgage Loan Purchase and Sale Agreement dated August 1, 2002, pursuant to which Redwood conveyed to RWT as of the initial closing on August 28, 2002, all of its interest in certain of the Initial Mortgage Loans. RWT and the Depositor in turn entered into a Mortgage Loan Purchase and Sale Agreement dated August 1, 2002, pursuant to which RWT conveyed to the Depositor as of the initial closing on August 28, 2002, the Initial Mortgage Loans acquired from Redwood together with certain Initial Mortgage Loans that RWT acquired directly from the originators.

     Pursuant to the Mortgage Loan Purchase Agreement between Redwood and RWT, Redwood conveyed to RWT as of the Subsequent Transfer Date on September 27, 2002 (the “Subsequent Closing”), the Subsequent Mortgage Loans. Also, pursuant to the Mortgage Loan Purchase Agreement between RWT and the Depositor, RWT conveyed to the Depositor as of the Subsequent Closing the Subsequent Mortgage Loans. A description of the Subsequent Mortgage Loan Collateral is attached hereto as Exhibit 99.1. The opinion as to federal income tax matters in connection with the Subsequent Closing is attached hereto as Exhibit 99.2.

Item 7(c). Exhibits

99.1	Description of Subsequent Mortgage Loan Collateral.

99.2	Opinion of GnazzoThill, A Professional Corporation, dated September 27, 2002, as to federal income tax matters in connection with the issuance of the Sequoia Mortgage Trust 9 Mortgage Pass-Through Certificates.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 27, 2002

SEQUOIA RESIDENTIAL FUNDING, INC.

By:	/s/ Harold F. Zagunis

Harold F. Zagunis Secretary

EXHIBIT INDEX

Exhibit Number

99.1	Description of Subsequent Mortgage Loan Collateral.

99.2	Opinion of GnazzoThill, a Professional Corporation, dated September 27, 2002, as to federal income tax matters in connection with the issuance of the Sequoia Mortgage Trust 9 Mortgage Pass-Through Certificates.